SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.   20549


                             FORM 8-K

                         AMENDMENT NO. 1

                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
                               1934

              Date of Report:  November 21, 1995


                         GANNETT CO., INC.
     (Exact name of registrant as specified in its charter)

Delaware                 1-6961                    16-0442930
(State or other       (Commission              (IRS Employer
 jurisdiction          File Number)           Identification No.)
 of incorporation)


         1100 Wilson Boulevard, Arlington, Virginia  22234

         (Address of principal executive offices)(Zip Code)

    Registrant's telephone number, including area code (703) 284-6000


ITEM  5.    OTHER EVENTS

       In conformity with the requirements of the Integrated Disclosure System, Gannett Co., Inc. ("Gannett") has elected to update by this Report on Form 8-K certain exhibits and certain information required under Rule 3-05 and Article 11 of Regulation S-X in connection with Gannett's Registration Statement No. 33-58686 on Form S-3.

       On November 15, the shareholders of Multimedia approved the Agreement and Plan of Merger with approximately 75.8% of the shareholders of common stock voting in favor of it.

ITEM  7.    FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements of Businesses Acquired.

    Unaudited consolidated balance sheet of Multimedia, Inc. And Subsidiaries as of September 30, 1995 and unaudited consolidated statements of operations and cash flows for the three months and nine months ended September 30, 1995 and September 30, 1994 (as filed with Multimedia's Quarterly Report on form 10Q for the quarterly period ended September 30, 1995 and filed as an exhibit hereto.)

(b) Pro Forma Financial Information.

The following pro forma combining financial statements of Gannett and its pending acquisition are included in this report:

    (1) Unaudited pro forma consolidated condensed balance sheet as of September 24, 1995 and the unaudited pro forma consolidated condensed statements of income for the year ended December 25, 1994 and the nine periods ended September 24, 1995 (filed as an exhibit hereto).

(C) Exhibits.

    See Exhibit Index for list of exhibits.


                            SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                GANNETT CO., INC.



Dated:   November 21, 1995

By:        /s/  Thomas L. Chapple
           -----------------------
                Thomas L. Chapple,
                General Counsel and Secretary

                           Exhibit Index


Exhibit
Number                       Title or Description
-----                        --------------------
  99-2                 Unaudited consolidated balance sheet of
                       Multimedia, Inc. And Subsidiaries as of
                       September 30, 1995 and unaudited consolidated statements of income and cash flows for the three months and nine months ended September 30, 1995 and September 30, 1994.

  99-3 Unaudited pro forma consolidated condensed balance sheet as of September 24, 1995 and the unaudited pro forma consolidated condensed statements of operations for the year ended December 25, 1994 and the nine month period ended September 24, 1995.